EXHIBIT 10.17(e)
FORM OF WELLTOWER OP LLC
PROFITS INTERESTS PLAN
OPTION UNIT AGREEMENT

OPTION UNIT REPLACEMENT EQUITY AWARD FOR 2021 SPECIAL STOCK OPTION GRANT

This OPTION UNIT AGREEMENT (the “Award Agreement”) is made as of the Exchange Date set forth below hereto between Welltower Inc., a Delaware corporation (the “Parent Member”), its subsidiary Welltower OP LLC, a Delaware limited liability company (the “Company”), and the individual identified below (the “Participant”).

Name of Participant:	[_________________], (the “Participant”)
No. of Originally Granted Stock Options:	[●]
Original Grant Date:	December 13, 2021
No. of Option Units:	[●]
Option Unit Participation Threshold:	$83.44
Vesting Period:
Option Units shall vest subject to the Participant’s continued employment with the Employer and the Parent Member achieving or exceeding a 10.5% compound annual growth rate of Normalized Funds from Operations ex-HHS compared to the Base Year for the Performance Period (the “Performance Condition”).
If the Performance Condition is achieved and, except as otherwise set forth in this Agreement, the Participant remains continuously employed by the Employer through the Vesting Date (as defined below), then the Option Units shall become vested in accordance with the following schedule: one-half of the Option Units will become fully vested on February 1, 2025, one-fourth of the Option Units will become fully vested on December 13, 2025, and one-fourth of the Option Units will become fully vested on December 13, 2026 (each such date, a “Vesting Date”).

Exchange Date:	January 3, 2023

RECITALS
A.    The Participant is an employee of the Employer and provides services to the Company (and/or its subsidiaries), through which the Parent Member conducts substantially all of its operations.
B.    The Participant originally received the grant of stock options set forth above (“Stock Award”) under a compensatory stock plan sponsored by the Parent Member. The Participant has elected to surrender such Stock Award and receive an Award of Option Units (as defined in the LLC Agreement) under the Plan pursuant to an election form duly submitted by the Participant to the Parent Member and the Company prior to the date hereof (the “Election Form”).
C.    In accordance with the Welltower OP LLC Profits Interests Plan, as it may be amended from time to time (the “Plan”), the Parent Member desires to provide the Participant with an opportunity to acquire Option Units having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein, in the Plan and in the LLC Agreement, and thereby provide additional incentive for the Participant to promote the progress and success of the business of the Parent Member, the Company and its subsidiaries.
D.    The Option Units being granted herein represent the entire surrendered Stock Award. Capitalized terms used herein and not otherwise defined have the meanings provided in the Plan, the Equity Plan and/or the LLC Agreement. In addition, as used herein:
“Base Year” means the Parent Member’s 2021 fiscal year.
“Common Stock” or “Shares” means the Company’s common stock, par value $1.00 per share, either currently existing or authorized hereafter.
“Normalized Funds from Operations ex-HHS” means NAREIT-defined Funds from Operations attributable to common stockholders adjusted for certain items detailed in the Parent Member’s quarterly earnings releases but excluding any funding received from the US Department of Health and Human Services.
“NAREIT-defined Funds from Operations” means net income attributable to common stockholders, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate and impairments of depreciable assets, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and noncontrolling interests.
“Performance Period” means the period beginning on January 1, 2022 and ending on December 31, 2024.
NOW, THEREFORE, the Parent Member, the Company and the Participant hereby agree as follows:
AGREEMENT
1.Grant of Option Units. On the terms and conditions set forth below, as well as the terms and conditions of the Plan, the Company hereby grants to the Participant the Number of Option Units set forth above (the “Option Units”). To the extent the Option Units become vested in accordance with Section 3, each Option Unit is intended to provide the Participant with the opportunity to share in the appreciation of the value of a Share in excess of the Option Unit Participation Threshold set forth above based on the terms set forth in the LLC Agreement. The Option Units will accumulate and/or participate in allocations and distributions as set forth in the LLC Agreement, in accordance with Exhibit G to the LLC Agreement.
2.Conversion and Term. Subject to earlier forfeiture, termination, acceleration or cancellation of the Option Units as provided in the LLC Agreement, Plan or this Award Agreement, until the Expiration Date, Vested Option Units shall be convertible at the Participant’s election into a number of LTIP Units, as determined in accordance with the LLC Agreement, which in turn are convertible into Class A Common Units and Shares as provided in the LLC Agreement. For purposes of this Award Agreement, “Expiration Date” means the earlier of (a) the date of the Participant’s termination of employment by the Employer for Cause, and (b) the tenth (10th) anniversary of the grant date of the Stock Award. Upon the Expiration Date, any Option Units which have not been converted into Vested LTIP Units shall terminate, be cancelled for no consideration and be without further force or effect.
3.Vesting Period. The vesting period of the Option Units (the “Vesting Period”) began on the Original Grant Date and continues until such Vesting Dates, and subject to such vesting conditions, as set forth above. On the first Vesting Date following the date of this Award Agreement and each Vesting Date thereafter, the applicable number of Option Units specified above shall become vested, subject to earlier forfeiture as provided in this Award Agreement. Except as permitted under Section 14, the Option Units for which the applicable Vesting Period has not expired may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered (whether voluntarily or involuntarily or by judgment, levy, attachment, garnishment or other legal or equitable proceeding). The Participant shall have the right to vote the Option Units if and when voting is allowed under the LLC Agreement, regardless of whether the applicable Vesting Period has expired.

4.Termination of Participant’s Employment; Continued Convertibility of Vested Option Units.
(a)If the Participant’s employment with the Employer terminates, the provisions of this Section 4 shall govern the treatment of the Option Units exclusively, regardless of the provisions of any employment, change in control or other agreement or arrangement to which the Participant is a party, or any termination or severance policies of the Parent Member then in effect, which shall be superseded by the Plan and this Award Agreement.
(b)In the event of termination of the Participant’s employment by reason of a Qualified Termination, then the Participant shall retain the portions of the Option Units that are Vested Option Units. The portion of the Option Units that are Unvested Option Units shall, without payment of any consideration by the Parent Member or the Company, automatically and without notice terminate, be forfeited and become null and void and neither the Participant nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such Unvested Option Units. The portion of the Option Units that are Vested Option Units that have not been converted into Vested LTIP Units shall remain convertible as set forth in this Award Agreement and the LLC Agreement.
(c)    As a condition of receiving any payments or benefits under the Plan and this Award Agreement on account of the Participant’s Qualified Termination, the Company may, in its sole discretion, require the Participant to deliver an irrevocable, effective release of claims in the form determined by the Company and/or an affirmation of continued compliance with the non-competition, non-solicitation, non-disparagement and non-disclosure covenants in favor of the Company and related persons as set forth in Section 4 of the Plan.

(d)    In the event of a termination of a Participant’s employment for any reason other than a Qualified Termination, except as otherwise determined by the Company, then (i) the Unvested Option Units shall, without payment of any consideration by the Company, automatically and without notice terminate, be forfeited and become null and void, and neither the Participant nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in the Unvested Option Units and (ii) the Participant shall retain the Vested Option Units that have not been converted into Vested LTIP Units and such Vested Option Units shall remain convertible as set forth in this Award Agreement and the LLC Agreement. In the event such a termination is for Cause, all of the Option Units shall, without payment of any consideration by the Company, automatically and without notice terminate, be forfeited and become null and void, and neither the Participant nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in the Option Units.

5.Change in Control. In the event that a Change in Corporate Control occurs prior to December 13, 2026, then the Vesting Period applicable to the Option Units shall lapse in its entirety and such Option Units shall become Vested Option Units if either (i) the successor company (or a subsidiary thereof) does not assume, convert, continue or otherwise replace such Option Units on proportionate and equitable terms or (ii) the Participant is terminated without Cause upon or within twelve (12) months following the Change in Corporate Control.
6.Incorporation of Plan; Interpretation by Administrator. This Agreement is subject to the terms, conditions, limitations and definitions contained in the Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control. The Administrator may make such rules and regulations and establish such procedures for the administration of this Agreement, which are consistent with the terms of this Agreement, as it deems appropriate.
7.Certificates; Limitations on Resale. Each certificate, if any, issued in respect of the Option Units awarded under this Award Agreement shall be registered in the Participant’s name and held by the Company until the expiration of the applicable Vesting Period. If certificates representing the Option Units are issued by the Company, at the expiration of each Vesting Period, the Company shall deliver to the Participant (or, if applicable, to the Participant’s legal representatives, beneficiaries or heirs) certificates representing the number of Option Units that vested upon the expiration of such Vesting Period. The Participant agrees that any resale of either (1) the Option Units received upon the expiration of the applicable Vesting Period or (2) the LTIP Units, Class A Common Units or Shares received, directly or indirectly, upon redemption of or in exchange for Option Units, other units of the Company or Class A Common Units into which Option Units may have been converted shall not occur during the “blackout periods” forbidding sales of Parent Member securities, as set forth in the then-applicable Parent Member employee manual or insider trading policy. In addition, any resale shall be made in compliance with the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), or an applicable exemption therefrom, including, without limitation, the exemption provided by Rule 144 promulgated thereunder (or any successor rule).
8.Tax Withholding. The Parent Member or its applicable affiliate has the right, to the extent applicable, to withhold from cash compensation payable to the Participant all applicable income and employment taxes due and owing at the time the applicable portion of the Option Units becomes includible in the Participant’s income (the “Withholding Amount”), and/or to delay delivery of Option Units until appropriate arrangements have been made for payment of such withholding. In the alternative, the Parent Member has the right to retain and cancel, or sell or otherwise dispose of, such number of Option Units as have a market value (determined as of the date the applicable Option Units vest) approximately equal to the Withholding Amount, with any excess proceeds being paid to Participant.
9.Certain Adjustments. The Option Units shall be subject to adjustment as provided in the LLC Agreement, and except as otherwise provided therein, if (i) the Parent Member shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Parent Member, spin-off of a Subsidiary of the Parent Member, business unit or other transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, significant repurchases of stock, or other similar change in the capital structure of the Parent Member, or any extraordinary dividend or other distribution to holders of the Shares or Class A Common Units other than regular dividends shall occur, or (iii) any other event shall occur that in each case in the good faith judgment of the Company necessitates action by way of appropriate equitable adjustment in the terms of this Award Agreement, the Plan or the Option Units, then the Company shall take such action as it deems necessary to maintain the Participant’s rights hereunder so that they are substantially proportionate to the rights existing under this Award Agreement and the terms of the Option Units prior to such event, including, without limitation: (A) adjustments in the Option Units; and (B) substitution of other awards under the Plan or otherwise. In the event of any change in the outstanding Shares (or corresponding change in the Conversion Factor applicable to the Class A Common Units) by reason of any share dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distribution to common shareholders of the Company other than regular dividends, any LTIP Units, Class A Common Units, shares or other securities received by the Participant with respect to the applicable Option Units for which the Vesting Period shall not have expired will be subject to the same restrictions as the Option Units with respect to an equivalent number of shares or securities and shall be deposited with the Company.
10.Amendment; Modification. This Award Agreement may only be modified or amended in a writing signed by the parties hereto, provided that the Participant acknowledges that the Plan may be amended or discontinued in accordance with the provisions thereof and that this Agreement may be amended or canceled by the Administrator, on behalf of the Parent Member and the Company, in each case for the purpose of satisfying changes in law or for any other lawful purpose, so long as no such action shall adversely affect the Participant’s rights under this Agreement in any material respect without the Participant’s written consent. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by the parties which are not set forth expressly in this Agreement. The failure of the Participant or the Parent Member or the Company to insist upon strict compliance with any provision of this Agreement, or to assert any right the Participant or the Parent Member or the Company, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

11.Complete Agreement. Other than as specifically stated herein or as otherwise set forth in any employment, change in control or other agreement or arrangement to which the Participant is a party which specifically refers to the Option Units or to the treatment of compensatory equity held by the Participant generally, this Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein, including but not limited to the Plan and the LLC Agreement) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way (including, but not limited to, all documentation and agreements pertaining to the Stock Awards other than the Election Form).
12.Governing Law. This Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without references to principles of conflict of laws.
13.Successors and Assigns. This Award Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the Parent Member and any successors to the Participant by will or the laws of descent and distribution, but this Award Agreement shall not otherwise be assignable or otherwise subject to hypothecation by the Participant.
14.Transfer; Redemption. None of the Option Units shall be sold, assigned, transferred, pledged or otherwise disposed of or encumbered (whether voluntarily or involuntarily or by judgment, levy, attachment, garnishment or other legal or equitable proceeding) (each such action, a “Transfer”), or redeemed in accordance with the LLC Agreement (a) prior to vesting and (b) unless such Transfer is in compliance with all applicable securities laws (including, without limitation, the Securities Act), and such Transfer is in accordance with the applicable terms and conditions of the LLC Agreement. Any attempted Transfer of Option Units not in accordance with the terms and conditions of this Section 14 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Option Units as a result of any such Transfer, and shall otherwise refuse to recognize any such Transfer.
15.Severability. If, for any reason, any provision of this Award Agreement is held invalid, such invalidity shall not affect any other provision of this Award Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Award Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Award Agreement, shall to the full extent consistent with law continue in full force and effect.
16.Headings. The headings of paragraphs hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Award Agreement.
17.Counterparts. This Award Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.
18.Status as a Member. Unless the Participant is already a Member of the Company as of the Exchange Date, the Participant shall be admitted as a Member of the Company as of the Exchange Date with beneficial ownership of the Number of Option Units set forth above issued to the Participant as of such date pursuant to this Award Agreement by: (A) signing and delivering to the Company a copy of this Award Agreement; and (B) signing, as a Member, and delivering to the Company a counterpart signature page to the LLC Agreement (attached hereto as Exhibit A).
19.Status of Option Units under the Plan. The Option Units are both issued as equity securities of the Company and granted as awards under the Plan. The Parent Member will have the right at its option, as set forth in the LLC Agreement, to issue Shares in exchange for units of the Company into which Option Units may have been converted pursuant to the LLC Agreement, subject to certain limitations set forth in the LLC Agreement, and such Shares, if issued, will be issued under the Plan. The Participant must be eligible to receive the Option Units in compliance with applicable federal and state securities laws and to that effect is required to complete, execute and deliver certain covenants, representations and warranties (attached as Exhibit B). The Participant acknowledges that the Participant will have no right to approve or disapprove such determination by the Parent Member.

20.Investment Representations; Registration. The Participant hereby makes the covenants, representations and warranties as set forth on Exhibit B attached hereto. All of such covenants, warranties and representations shall survive the execution and delivery of this Award Agreement by the Participant. The Company will have no obligation to register under the Securities Act any Option Units or any other securities issued pursuant to this Award Agreement or upon conversion or exchange of Option Units.
21.Data Privacy Consent. In order to administer the Plan and this Award Agreement and to implement or structure future equity grants, the Parent Member and its agents may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Award Agreement (the “Relevant Information”). By entering into this Award Agreement, the Participant (i) authorizes the Parent Member to collect, process, register and transfer to its agents all Relevant Information; and (ii) authorizes the Parent Member and its agents to store and transmit such information in electronic form. The Participant shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law and to the extent necessary to administer the Plan and this Award Agreement, and the Parent Member and its agents will keep the Relevant Information confidential except as specifically authorized under this paragraph.
22.Electronic Delivery of Documents. By accepting this Award Agreement, the Participant (i) consents to the electronic delivery of this Award Agreement, all information with respect to the Plan and any reports of the Parent Member provided generally to the Parent Member’s stockholders; (ii) acknowledges that he or she may receive from the Parent Member a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Parent Member by telephone or in writing; (iii) further acknowledges that he or she may revoke his or her consent to electronic delivery of documents at any time by notifying the Parent Member of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledges that he or she is not required to consent to electronic delivery of documents.
23.Section 83(b) Election. In connection with this Award Agreement, the Participant hereby agrees to make an election to include in gross income in the year of transfer the fair market value of the applicable Option Units over the amount paid for them pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, substantially in the form attached hereto as Exhibit C and to supply the necessary information in accordance with the regulations promulgated thereunder.
24.Acknowledgement. The Participant hereby acknowledges and agrees that this Award Agreement and the Option Units issued hereunder shall constitute satisfaction in full of all obligations of the Parent Member and the Company, if any, to grant to the Participant Option Units pursuant to the terms of any written employment agreement or letter or other written offer or description of employment with the Parent Member and/or the Company executed prior to or coincident with the date hereof.
[signature page follows]

IN WITNESS WHEREOF, this Award Agreement has been executed by the parties hereto as of the date and year first above written.

WELLTOWER INC.

By:
	Name:	[____________]
	Title:	[____________]

WELLTOWER OP LLC

By:
	Name:	[____________]
	Title:	[____________]

EMPLOYEE

Name:

EXHIBIT A

FORM OF MEMBER SIGNATURE PAGE
The Participant, desiring to become one of the Members of Welltower OP LLC, hereby accepts all of the terms and conditions of (including, without limitation, the provisions related to powers of attorney), and becomes a party to, the Limited Liability Company Agreement, dated May 24, 2022, and as amended on June 1, 2022, of Welltower OP LLC (the “LLC Agreement”). The Participant agrees that this signature page may be attached to any counterpart of the LLC Agreement and further agrees as follows (where the term “Member” refers to the Participant). Capitalized terms used but not defined herein have the meaning ascribed thereto in the LLC Agreement.
1.The Member hereby confirms that it has reviewed the terms of the LLC Agreement and affirms and agrees that it is bound by each of the terms and conditions of the LLC Agreement, including, without limitation, the provisions thereof relating to limitations and restrictions on the transfer of Units.
2.The Member hereby confirms that it is acquiring the Units for its own account as principal, for investment and not with a view to resale or distribution, and that the Units may not be transferred or otherwise disposed of by the Member otherwise than in a transaction pursuant to a registration statement filed by the Company (which it has no obligation to file) or that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state and foreign securities laws, and the Company may refuse to transfer any Units as to which evidence of such registration or exemption from registration satisfactory to the Company is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration. If the Parent Member delivers to the Member common Shares of beneficial interest of the Parent Member (“Common Shares”) upon redemption of any Units, the Common Shares will be acquired for the Member’s own account as principal, for investment and not with a view to resale or distribution, and the Common Shares may not be transferred or otherwise disposed of by the Member otherwise than in a transaction pursuant to a registration statement filed by the Parent Member with respect to such Common Shares (which it has no obligation under the LLC Agreement to file) or that is exempt from the registration requirements of the Securities Act and all applicable state and foreign securities laws, and the Parent Member may refuse to transfer any Common Shares as to which evidence of such registration or exemption from such registration satisfactory to the Parent Member is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration.
3.The Member hereby appoints the Parent Member, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, in accordance with Section 15.11 of the LLC Agreement, which section is hereby incorporated by reference. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Member and shall extend to the Member’s heirs, executors, administrators, legal representatives, successors and assigns.
4.The Member hereby confirms that, notwithstanding any provisions of the LLC Agreement to the contrary, the Option Units shall not be redeemable by the Member pursuant to Section 8.6 of the LLC Agreement.
5.The Member hereby irrevocably consents in advance to any amendment to the LLC Agreement intended to avoid the Company being treated as a publicly-traded partnership within the meaning of Section 7704 of the Internal Revenue Code, including, without limitation, (x) any amendment to the provisions of Section 8.6 of the LLC Agreement intended to increase the waiting period between the delivery of a Notice of Redemption and the Specified Redemption Date and/or the Valuation Date to up to sixty (60) days or (y) any other amendment to the LLC Agreement intended to make the redemption and transfer provisions, with respect to certain redemptions and transfers, more similar to the provisions described in Treasury Regulations Section 1.7704-1(f).
6.The Member hereby appoints the Parent Member, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to execute and deliver any amendment referred to in the foregoing paragraph 5(a) on the Member’s behalf. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Member and shall extend to the Member’s heirs, executors, administrators, legal representatives, successors and assigns.
    Exhibit A-1

7.The Member agrees that it will not transfer any interest in the Units (x) through (i) a national, non-U.S., regional, local or other securities exchange, (ii) PORTAL or (iii) an over-the-counter market (including an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise) or (y) to or through (a) a person, such as a broker or dealer, that makes a market in, or regularly quotes prices for, interests in the Company, (b) a person that regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to any interests in the Company and stands ready to effect transactions at the quoted prices for itself or on behalf of others or (c) another readily available, regular and ongoing opportunity to sell or exchange the interest through a public means of obtaining or providing information of offers to buy, sell or exchange the interest.
8.The Member acknowledges that the Parent Member shall be a third-party beneficiary of the representations, covenants and agreements set forth in Sections 4 and 6 hereof. The Member agrees that it will transfer, whether by assignment or otherwise, Units only to the Parent Member or to transferees that provide the Company and the Parent Member with the representations and covenants set forth in Sections 4 and 6 hereof.

9.This acceptance shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Signature Line for Member:

Name:
Date:	, 20XX
Address of Member: [______________]

    Exhibit A-2

EXHIBIT B

EMPLOYEE’S COVENANTS, REPRESENTATIONS AND WARRANTIES
The Participant hereby represents, warrants and covenants as follows:
(a)The Participant has received and had an opportunity to review the following documents (the “Background Documents”):
(i)The Parent Member’s latest Annual Report to Shareholders;
(ii)The Parent Member’s Proxy Statement for its most recent Annual Meeting of Shareholders;
(iii)The Parent Member’s Report on Form 10-K for the fiscal year most recently ended;
(iv)The Parent Member’s Form 10-Q for the most recently ended quarter if one has been filed by the Parent Member with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (iii) above;
(v) Each of the Parent Member’s Current Report(s) on Form 8-K, if any, filed since the later of the Form 10-K described in clause (iii) above and the Form 10-Q described in clause (iv) above;
(vi)The LLC Agreement;
(vii)The Plan; and
(viii)The communications materials prepared by the Company or the Parent Member providing information regarding the terms of the Option Units.
The Participant also acknowledges that any delivery of the Background Documents and other information relating to the Parent Member and the Company prior to the determination by the Company of the suitability of the Participant as a holder of Option Units shall not constitute an offer of Option Units until such determination of suitability shall be made.
(b)The Participant hereby represents and warrants that:
(i)The Participant is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”). Furthermore, the Participant, by reason of the business and financial experience of the Participant, together with the business and financial experience of those persons, if any, retained by the Participant to represent or advise him with respect to the grant to him of Option Units, the potential conversion of Option Units into LTIP Units and/or Class A Common Units of the Company (“Common Units”) and the potential redemption of such Common Units for the Parent Member’s Shares (“Parent Member Shares”), has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Participant (I) is capable of evaluating the merits and risks of an investment in the Company and potential investment in the Parent Member and of making an informed investment decision, (II) is capable of protecting his own interest or has engaged representatives or advisors to assist him in protecting his interests, and (III) is capable of bearing the economic risk of such investment.
(ii)The Participant understands that (A) the Participant is responsible for consulting his own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Participant is or by reason of the award of Option Units may become subject, to his particular situation; (B) the Participant has not received or relied upon business or tax advice from the Parent Member, the Company or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Participant provides services to the Company on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Company, as the Participant believes to be necessary and appropriate to make an informed decision to accept this award of Option Units; and (D) an investment in
    Exhibit B-1

the Company and/or the Parent Member involves substantial risks. The Participant has been given the opportunity to make a thorough investigation of matters relevant to the Option Units and has been furnished with, and has reviewed and understands, materials relating to the Company and the Parent Member and their respective activities (including, but not limited to, the Background Documents). The Participant has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Participant to verify the accuracy of information conveyed to the Participant. The Participant confirms that all documents, records, and books pertaining to his receipt of Option Units which were requested by the Participant have been made available or delivered to the Participant. The Participant has had an opportunity to ask questions of and receive answers from the Company and the Parent Member, or from a person or persons acting on their behalf, concerning the terms and conditions of the Option Units. The Participant has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Participant by the Company or the Parent Member.
(iii)The Option Units to be issued, the LTIP Units and/or Common Units issuable upon conversion of the Option Units and any Parent Member Shares issued in connection with the redemption of any such Common Units will be acquired for the account of the Participant for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Participant’s right (subject to the terms of the Option Units, the Plan and this Award Agreement) at all times to sell or otherwise dispose of all or any part of his Option Units, LTIP Units, Common Units or Parent Member Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his assets being at all times within his control.
(iv)The Participant acknowledges that (A) none of the Option Units to be issued, the LTIP Units issuable upon conversion of the Option Units, or the Common Units issuable upon conversion of the LTIP Units have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such Option Units, LTIP Units or Common Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Company and the Parent Member on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Participant contained herein, (C) such Option Units, LTIP Units or Common Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such Option Units, LTIP Units and Common Units and (E) neither the Company nor the Parent Member has any obligation or intention to register such Option Units, LTIP Units or the Common Units issuable upon conversion of the Option Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except that, upon the redemption of the Common Units for Parent Member Shares, the Parent Member may issue such Parent Member Shares under the Welltower Inc. 2022 Long-Term Incentive Plan, as amended from time to time (the “Equity Plan”) and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the Participant is eligible to receive such Parent Member Shares under the Equity Plan at the time of such issuance, (II) the Parent Member has filed a Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such Shares and (III) such Form S-8 is effective at the time of the issuance of such Parent Member Shares. The Participant hereby acknowledges that because of the restrictions on transfer or assignment of such Option Units acquired hereby and the LTIP Units and Common Units issuable upon conversion of the Option Units which are set forth in the LLC Agreement or this Award Agreement, the Participant may have to bear the economic risk of his ownership of the Option Units acquired hereby and the LTIP Units and Common Units issuable upon conversion of the Option Units for an indefinite period of time.
(v)The Participant has determined that the Option Units are a suitable investment for the Participant.
(vi)No representations or warranties have been made to the Participant by the Company or the Parent Member, or any officer, director, shareholder, agent or affiliate of any of them, and the Participant has received no information relating to an investment in the Company or the Option Units except the information specified in paragraph (a) above.

    Exhibit B-2

(c)So long as the Participant holds any Option Units, the Participant shall disclose to the Company in writing such information as may be reasonably requested with respect to ownership of Option Units as the Company may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code applicable to the Company or to comply with requirements of any other appropriate taxing authority.
(d)The Participant hereby agrees to make an election under Section 83(b) of the Code with respect to the Option Units awarded hereunder, and has delivered with this Award Agreement a completed, executed copy of the election form attached hereto as Exhibit C. The Participant agrees to file the election (or to permit the Company to file such election on the Participant’s behalf) within thirty (30) days after the award of the Option Units hereunder with the IRS Service Center at which such Participant files his personal income tax returns.
(e)The address set forth on the signature page of this Award Agreement is the address of the Participant’s principal residence, and the Participant has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.

    Exhibit B-3

EXHIBIT C

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF TRANSFER OF PROPERTY PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE
The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:
1.    The name, address and taxpayer identification number of the undersigned are:
Name: [________________] (the “Taxpayer”)
Address: [________________]
Social Security No./Taxpayer Identification No.: [________________].
2.     Description of property with respect to which the election is being made:
The election is being made with respect to Option Units in Welltower OP LLC (the “Company”).
3.    The date on which the [●] Option Units were transferred is January 3, 2023. The taxable year to which this election relates is calendar year 2023.
4.    Nature of restrictions to which the Option Units are subject:
(a)    With limited exceptions, until the Option Units vest, the Taxpayer may not transfer in any manner any portion of the Option Units without the consent of the Company.
(b)    The Taxpayer’s Option Units vest in accordance with the vesting provisions described in the Schedule attached hereto. Unvested Option Units are forfeited in accordance with the vesting provisions described in the Schedule attached hereto.
5.    The fair market value at time of transfer (determined without regard to any restrictions other than a nonlapse restriction as defined in Treasury Regulations Section 1.83-3(h)) of the Option Units with respect to which this election is being made was $0 per Option Unit.
6.    The amount paid by the Taxpayer for the Option Units was $0 per Option Unit.
7.    A copy of this statement has been furnished to the Company and Welltower Inc.

Dated:
Name:

    Exhibit C-1

SCHEDULE TO EXHIBIT C

Vesting Provisions of Option Units

The Option Units are subject to performance-based vesting criteria, based on the achievement of certain performance metrics and to time-based vesting over a period commencing on the day after the Original Grant Date and ending on December 13, 2026, provided that the Taxpayer remains an employee of Welltower Inc. or its affiliates through the vesting period, subject to acceleration in the event of certain extraordinary transactions or termination of the Taxpayer’s service relationship with Welltower Inc. (or its affiliate) under specified circumstances. Unvested Option Units are subject to forfeiture in the event of failure to vest based on the passage of time, continued employment and achieving the applicable performance metrics.

    Exhibit C-2